UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report: June 15, 2011
(Date of earliest event reported)

Umpqua Holdings Corporation
(Exact Name of Registrant as Specified in Its Charter)

OREGON (State or Other Jurisdiction of Incorporation or Organization)	000-25597 (Commission File Number)	93-1261319 (I.R.S. Employer Identification Number)

One SW Columbia Street, Suite 1200
Portland, Oregon 97258
(address of Principal Executive Offices)(Zip Code)

(503) 727-4100
(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Information

On June 15, 2011, Umpqua Holdings Corporation announced the declaration of a cash dividend of $0.05 per common share, payable on July 15, 2011 to shareholders of record as of June 30, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UMPQUA HOLDINGS CORPORATION (Registrant)
Dated: June 15, 2011	By: /s/ Kenneth E. Roberts Kenneth E. Roberts Assistant Secretary